UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2010

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2010, CONSOL Energy Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) in Canonsburg, Pennsylvania. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of directors to hold office for a one-year term expiring at the annual meeting in 2011 or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes

John Whitmire	150,847,017	2,475,525	8,397,837
J. Brett Harvey	150,413,096	2,909,446	8,397,837
James E. Altmeyer, Sr.	143,570,166	9,752,376	8,397,837
Philip W. Baxter	152,294,056	1,028,486	8,397,837
William E. Davis	152,494,589	827,953	8,397,837
Raj K. Gupta	152,487,550	834,992	8,397,837
Patricia A. Hammick	152,292,894	1,029,648	8,397,837
David C. Hardesty, Jr.	152,487,749	834,793	8,397,837
John T. Mills	152,491,954	830,588	8,397,837
William P. Powell	152,487,858	834,684	8,397,837
Joseph T. Williams	152,470,598	851,944	8,397,837

There were no abstentions on this matter.

Proposal 2: The ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.

For:	161,302,459
Against:	80,871
Abstained:	337,049
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Executive Vice President Corporate Affairs, Chief Legal Officer & Secretary

Dated: May 7, 2010